Exhibit 99.1

Financial Contact:	James S. Gulmi (615) 367-8325
Media Contact:	Claire S. McCall (615) 367-8283
GENESCO REPORTS THIRD QUARTER
FISCAL 2010 RESULTS
—Raises Fiscal Year 2010 Guidance—
NASHVILLE, Tenn., Nov. 24, 2009 — Genesco Inc. (NYSE:GCO) today reported earnings from continuing operations for the third quarter ended October 31, 2009, of $11.5 million, or $0.50 per diluted share, compared to earnings from continuing operations of $9.0 million, or $0.43 per diluted share, for the third quarter ended November 1, 2008. Fiscal 2010 third quarter earnings reflected pretax charges of $2.6 million, or $0.07 per diluted share, primarily related to fixed asset impairments. In addition, the third quarter of Fiscal 2010 reflected additional interest expense due to the adoption in the first quarter of Fiscal 2010 of FSP APB 14-1, a new accounting standard applicable to the Company’s convertible debt. Fiscal 2009 third quarter earnings included charges associated with merger related expenses, asset impairment and lease terminations, and other legal matters, and a higher effective tax rate. Fiscal 2009 earnings also included a restatement of interest expense required by the adoption of APB 14-1, which required retroactive application resulting in additional interest costs.
     Adjusted for the listed items in both periods, earnings from continuing operations were $12.3 million, or $0.53 per diluted share, for the third quarter of Fiscal 2010, compared to earnings from continuing operations of $9.5 million, or $0.43 per diluted share, for the third quarter of Fiscal 2009. For consistency with Fiscal 2010’s previously announced earnings expectations, which did not reflect the listed items, the Company believes that disclosure of earnings from continuing operations adjusted for those items will be useful to investors. A reconciliation of the adjusted financial measures to their corresponding measures as reported pursuant to U.S. Generally Accepted Accounting Principles is included in Schedule B to this press release.
     Net sales for the third quarter of Fiscal 2010 were $390 million, essentially even with the third quarter of Fiscal 2009. Comparable store sales in the third quarter of Fiscal 2010 decreased by

5

2%. Comparable store sales in the Journeys Group decreased by 2%, the Hat World Group increased by 1%, Underground Station decreased by 6%, and Johnston & Murphy Retail decreased by 2%.
     Robert J. Dennis, president and chief executive officer of Genesco, said, “We are pleased with our third quarter earnings, which exceeded expectations thanks to improved gross margin and solid expense leverage, despite the lack of a sustained sales trend in the quarter. Comparable store sales for the first three weeks of November are down 3% from the same period last year. Nevertheless, given the consumer’s continued willingness to shop during the peak sales periods throughout the current economic downturn, the relatively easier comparisons later in the quarter, and our strong merchandise position, we remain optimistic about the Holiday selling season.
     “We are raising our fiscal 2010 guidance to reflect our strong third quarter results, and now expect earnings per share of $1.78 to $1.84 for the year. This guidance assumes fourth quarter earnings per share of $1.07 to $1.13, based on flat to slightly positive fourth quarter comparable store sales compared with -5% last year and subject to the same adjustments as our previous guidance.
     “As we look ahead, we are confident about both our near and long-term opportunities. We continue to build on our leadership status in our niche markets and remain confident in our ability to execute a strategy that will result in long-term growth and increased shareholder value.”
Cautionary Note Concerning Forward-Looking Statements
     This release contains forward-looking statements, including those regarding the performance outlook for the Company and its individual businesses, and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to estimates reflected in forward-looking statements, continuing weakness in the consumer economy, especially to the extent that it depresses sales during the Holiday season, inability of customers to obtain credit, fashion trends that affect the sales or product margins of the Company’s retail product offerings, changes in buying patterns by significant wholesale customers, bankruptcies or deterioration in financial condition of significant wholesale customers, disruptions

6

in product supply or distribution, unfavorable trends in fuel costs, foreign exchange rates, foreign labor and materials costs, and other factors affecting the cost of products, competition in the Company’s markets and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could affect the Company’s prospects and cause differences from expectations include the ability to build, open, staff and support additional retail stores and to renew leases in existing stores and to conduct required remodeling or refurbishment on schedule and at expected expense levels, deterioration in the performance of individual businesses or of the Company’s market value relative to its book value, resulting in impairments of fixed assets or intangible assets or other adverse financial consequences, unexpected changes to the market for our shares, variations from expected pension-related charges caused by conditions in the financial markets, and the outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of, and elsewhere, in our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco’s ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.
Conference Call
     The Company’s live conference call on November 24, 2009, at 7:30 a.m. (Central time) may be accessed through the Company’s internet website, www.genesco.com. To listen live, please go to the website at least 15 minutes early to register, download and install any necessary software.

7

About Genesco Inc.
     Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear and accessories in more than 2,240 retail stores in the United States and Canada, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Johnston & Murphy, Underground Station, Hatworld, Lids, Hat Shack, Hat Zone, Head Quarters and Cap Connection, and on internet websites www.journeys.com, www.journeyskidz.com, www.shibyjourneys.com, www.undergroundstation.com, www.johnstonmurphy.com, www.dockersshoes.com, and www.lids.com. The Company also sells footwear at wholesale under its Johnston & Murphy brand and under the licensed Dockers brand. Additional information on Genesco and its operating divisions may be accessed at its website www.genesco.com.

8

GENESCO INC.
Consolidated Earnings Summary

	Three Months Ended		Nine Months Ended
		Restated*		Restated*
	October 31,	November 1,	October 31,	November 1,
In Thousands	2009	2008	2009	2008

Net sales	$390,302	$389,767	$1,095,326	$1,099,840
Cost of sales	190,136	191,853	535,993	539,207
Selling and administrative expenses	178,342	179,365	528,309	532,831
Restructuring and other, net	2,571	2,284	10,864	(196,293)

Earnings from operations	19,253	16,265	20,160	224,095
Loss on early retirement of debt	—	—	5,119	—
Interest expense, net	1,850	3,255	6,795	9,073

Earnings before income taxes from continuing operations	17,403	13,010	8,246	215,022

Income tax expense	5,880	4,019	4,989	81,982

Earnings from continuing operations	11,523	8,991	3,257	133,040

Provision for discontinued operations	(80)	(25)	(298)	(5,479)

Net earnings	$11,443	$8,966	$2,959	$127,561

*	Fiscal 2009 results restated as a result of retroactive application of FSP APB 14-1.
Earnings Per Share Information

	Three Months Ended		Nine Months Ended
		Restated		Restated
	October 31,	November 1,	October 31,	November 1,
In Thousands (except per share amounts)	2009	2008	2009	2008

Preferred dividend requirements	$49	$49	$148	$148

Average common shares — Basic EPS	21,952	18,638	20,868	19,401

Basic earnings per share:
Before discontinued operations	$0.52	$0.48	$0.15	$6.85
Net earnings	$0.52	$0.48	$0.13	$6.57

Average common and common equivalent shares — Diluted EPS	23,741	23,375	21,086	24,170

Diluted earnings per share:
Before discontinued operations	$0.50	$0.43	$0.15	$5.64
Net earnings	$0.50	$0.43	$0.13	$5.41

GENESCO INC.
Consolidated Earnings Summary

	Three Months Ended		Nine Months Ended
		Restated		Restated
	October 31,	November 1,	October 31,	November 1,
In Thousands	2009	2008	2009	2008

Sales:
Journeys Group	$198,407	$200,745	$523,846	$530,467
Underground Station Group	21,946	24,266	67,235	76,867
Hat World Group	105,739	93,131	313,373	283,037
Johnston & Murphy Group	40,361	41,785	118,745	132,370
Licensed Brands	23,701	29,649	71,654	76,542
Corporate and Other	148	191	473	557

Net Sales	$390,302	$389,767	$1,095,326	$1,099,840

Operating Income (Loss):
Journeys Group	$17,902	$16,901	$20,256	$24,587
Underground Station Group	(1,862)	(2,234)	(6,101)	(6,253)
Hat World Group	7,010	6,721	24,060	21,900
Johnston & Murphy Group	1,660	1,525	1,358	8,202
Licensed Brands	3,921	3,892	9,525	9,538
Corporate and Other*	(9,378)	(10,540)	(28,938)	166,121

Earnings from operations	19,253	16,265	20,160	224,095
Loss on early retirement of debt	—	—	5,119	—
Interest, net	1,850	3,255	6,795	9,073

Earnings before income taxes from continuing operations	17,403	13,010	8,246	215,022
Income tax expense	5,880	4,019	4,989	81,982

Earnings from continuing operations	11,523	8,991	3,257	133,040

Provision for discontinued operations	(80)	(25)	(298)	(5,479)

Net Earnings	$11,443	$8,966	$2,959	$127,561

*	Includes $2.6 million of other charges in the third quarter of Fiscal 2010, primarily asset impairments and includes $10.9 million of other charges in the first nine months of Fiscal 2010 which includes $10.5 million in asset impairments, $0.3 million in other legal matters and $0.1 million for lease terminations.

Includes $2.3 million of other charges in the third quarter of Fiscal 2009 which includes $1.9 million in asset impairments and $0.4 million for lease terminations and includes $196.3 million credit in the first nine months of Fiscal 2009 of which $204.1 million were proceeds as a result of the settlement of merger-related litigation with The Finish Line and its investment bankers offset by $5.5 million in asset impairments, $1.2 million for lease terminations and $1.1 million for other legal matters. The third quarter and nine months of Fiscal 2009 also included $0.2 million and $7.8 million, respectively, of merger-related expenses.

GENESCO INC.
Consolidated Balance Sheet

		Restated
	October 31,	November 1,
In Thousands	2009	2008

Assets
Cash and cash equivalents	$23,620	$16,000
Accounts receivable	33,425	30,727
Inventories	359,684	379,614
Other current assets	56,855	42,631

Total current assets	473,584	468,972

Property and equipment	221,264	245,364
Other non-current assets	183,431	175,239

Total Assets	$878,279	$889,575

Liabilities and Shareholders’ Equity
Accounts payable	$152,273	$153,043
Other current liabilities	62,694	77,302

Total current liabilities	214,967	230,345

Long-term debt	29,042	130,319
Other long-term liabilities	112,279	89,693
Shareholders’ equity	521,991	439,218

Total Liabilities and Shareholders’ Equity	$878,279	$889,575

GENESCO INC.
Retail Units Operated — Nine Months Ended October 31, 2009

	Balance			Balance	Acquisi-			Balance
	02/02/08	Open	Close	01/31/09	tion	Open	Close	10/31/09

Journeys Group	967	50	5	1012	0	15	5	1,022
Journeys	805	16	5	816	0	8	5	819
Journeys Kidz	115	26	0	141	0	7	0	148
Shi by Journeys	47	8	0	55	0	0	0	55
Underground Station Group	192	0	12	180	0	0	6	174
Hat World Group	862	43	20	885	1	23	24	885
Johnston & Murphy Group	154	9	6	157	0	6	1	162
Shops	113	6	5	114	0	4	1	117
Factory Outlets	41	3	1	43	0	2	0	45

Total Retail Units	2,175	102	43	2,234	1	44	36	2,243

Retail Units Operated — Three Months Ended October 31, 2009

	Balance	Acquisi-			Balance
	08/01/09	ition	Open	Close	10/31/09

Journeys Group	1,021	0	1	0	1,022
Journeys	818	0	1	0	819
Journeys Kidz	148	0	0	0	148
Shi by Journeys	55	0	0	0	55
Underground Station Group	176	0	0	2	174
Hat World Group	883	1	10	9	885
Johnston & Murphy Group	161	0	2	1	162
Shops	117	0	1	1	117
Factory Outlets	44	0	1	0	45

Total Retail Units	2,241	1	13	12	2,243

Constant Store Sales

	Three Months Ended		Nine Months Ended
	October 31,	November 1,	October 31,	November 1,
	2009	2008	2009	2008

Journeys Group	-2%	5%	-3%	3%
Underground Station Group	-6%	1%	-10%	7%
Hat World Group	1%	2%	2%	4%
Johnston & Murphy Group	-2%	-15%	-12%	-7%

Total Constant Store Sales	-2%	2%	-3%	2%

Schedule B
Genesco Inc.
Adjustments to Reported Earnings from Continuing Operations
Three Months Ended October 31, 2009 and November 1, 2008

	3 mos	Impact	3 mos	Impact
In Thousands (except per share amounts)	Oct 2009	on EPS	Oct 2008	on EPS

Earnings from continuing operations, as reported	$11,523	$0.50	$8,991	$0.43

Adjustments: (1)
Merger-related expenses	—	—	141	—
Impairment & lease termination charges	1,600	0.07	1,356	0.06
Other legal matters	—	—	7	—
Convertible debt interest restatement (APB 14-1)	179	—	472	—
Higher effective tax rate (2)	(965)	(0.04)	(1,463)	(0.06)

Adjusted earnings from continuing operations (3)	$12,337	$0.53	$9,504	$0.43

(1)	All adjustments are net of tax. The tax rate for the third quarter of Fiscal 2010 before a positive adjustment of $1.0 million for FIN 48 and other adjustments is 38.6% excluding a FIN 48 discreet item of $126,000. The tax rate for the third quarter of Fiscal 2009 before the impact of the settlement of merger-related litigation and deductibility of prior year merger-related expenses and a positive adjustment of $1.2 million of a previously accrued FIN 48 item is 40.8% excluding a FIN 48 discreet item of $73,000.

(2)	Includes added tax on Finish Line share appreciation and impact on EPS calculation from additional tax in Fiscal 2009.

(3)	Reflects 23.7 million share count for Fiscal 2010 and 23.4 million share count for Fiscal 2009 which includes convertible shares and common stock equivalents in both years.
The Company believes that disclosure of earnings and earnings per share from continuing operations on a pro forma basis adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, in light of the impact of changes in effective tax rates and other items not reflected in those expectations.

Schedule B
Genesco Inc.
Adjustments to Forecasted Earnings from Continuing Operations
Fiscal Year Ending January 30, 2010
Baseline Scenario

	High Guidance		Low Guidance
In Thousands (except per share amounts)	Fiscal 2010		Fiscal 2010

Forecasted earnings from continuing operations	$27,436	$1.25	$26,150	$1.19

Adjustments: (1)
Convertible debt interest restatement (APB 14-1)	896	—	896	—
Impairment, other legal matters and lease termination charges	9,335	0.40	9,335	0.40
Loss on early retirement of debt	3,092	0.13	3,092	0.13
Higher effective tax rate	1,501	0.06	1,501	0.06

Adjusted forecasted earnings from continuing operations (2)	$42,260	$1.84	$40,974	$1.78

(1)	All adjustments are net of tax. The forecasted tax rate for Fiscal 2010 for the baseline scenario is 39.7%.

(2)	Reflects 23.5 million share count for Fiscal 2010 which includes convertible shares and common stock equivalents.
This reconciliation reflects estimates and current expectations of future results. Actual results may vary materially from these expectations and estimates, for reasons including those included in the discussion of forward-looking statements elsewhere in this release. The Company disclaims any obligation to update such expectations and estimates.

Schedule B
Genesco Inc.
Adjustments to Forecasted Earnings from Continuing Operations
Fiscal Year Ending January 29, 2011
Baseline Scenario

	High Guidance		Low Guidance
In Thousands (except per share amounts)	Fiscal 2011		Fiscal 2011

Forecasted earnings from continuing operations	$40,732	$1.73	$38,349	$1.63

Adjustments: (1)
Impairment and lease termination charges	8,812	0.37	8,812	0.37

Adjusted forecasted earnings from continuing operations (2)	$49,544	$2.10	$47,161	$2.00

(1)	All adjustments are net of tax. The forecasted tax rate for Fiscal 2011 for the baseline scenario is 41.1%.

(2)	Reflects 23.8 million share count for Fiscal 2011 which includes common stock equivalents.
This reconciliation reflects estimates and current expectations of future results. Actual results may vary materially from these expectations and estimates, for reasons including those included in the discussion of forward-looking statements elsewhere in this release. The Company disclaims any obligation to update such expectations and estimates.